Exhibit 99.1

SWS Group, Inc. Reports Financial Results for

First Quarter of Fiscal 2015

DALLAS, November 5, 2014 – SWS Group, Inc. (NYSE: SWS) (“SWS” or the “Company”) today reported a net loss of $307,000, or $0.01 per diluted share, for its first quarter of fiscal 2015 on net revenues of $61.5 million, as compared to net income of $323,000, or $0.01 per diluted share, on net revenues of $69.0 million for the first quarter of fiscal 2014.

“For the first quarter of fiscal 2015, we reported pre-tax profits in each of our four operating segments, with improved results in our Clearing, Retail and Banking segments compared to last year,” said James H. Ross, Chief Executive Officer of SWS Group, Inc. “We continue to expect completion of the merger with Hilltop Holdings Inc. (“Hilltop”) by the end of the calendar year with a special meeting of stockholders scheduled for November 21, 2014.”

The largest contributor to the $7.5 million decrease in fiscal 2015 first quarter net revenues, as compared to last fiscal year’s first quarter, was a $3.8 million decline in net gains on principal transactions, which was driven by decreases in municipal finance and taxable fixed income trading gains on less robust trading activity than the Company experienced last year. Commissions revenue was down $2.9 million for the fiscal 2015 first quarter, as compared to the fiscal 2014 first quarter, primarily due to a $2.2 million decrease in the Retail segment and a $656,000 decrease in the Institutional segment. These decreases were offset by a $555,000 increase in net interest revenues for the fiscal 2015 first quarter, as compared to the same period last fiscal year. The increase was primarily due to a $653,000 increase in net interest income in the stock loan business from a 24 percent increase in average stock borrowed portfolio balances combined with a 12 basis point increase in the net interest spread in the stock lending business.

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SWS Reports First Quarter Fiscal 2015 Results / 2

Fiscal 2015 first quarter operating expenses decreased $6.8 million, or 10 percent, as compared to the first quarter of fiscal 2014. The largest contributor to the decrease was a $7.7 million decline in commissions and other employee compensation expense due to staff reductions made in September 2013 and lower variable compensation due to weaker business segment revenues. In addition, for the three months ended September 30, 2014, the Company recorded a $4.4 million gain on the change in valuation of its outstanding warrants, which included a $506,000 gain upon the exercise by Oak Hill Capital Partners III, L.P. (“OHCP”) and Oak Hill Capital Management Partners III, L.P. (collectively with OHCP, “Oak Hill”) of 75 percent of their warrants, as compared to a $2.0 million gain for the three months ended September 30, 2013. Oak Hill’s exercise of their warrants on September 26, 2014, led to $338,000 of additional interest expense for the write-off of deferred debt issuance costs and a $4.1 million loss on the early extinguishment of the corresponding debt.

Subsequent to the end of the fiscal 2015 first quarter, on October 2, 2014 Hilltop exercised its warrant to purchase 8,695,652 shares of SWS common stock for $5.75 per share paid by automatically reducing the amount due to Hilltop as lenders by $50 million.

Following Hilltop’s exercise of its warrant on October 2, 2014, the Company estimated tangible book value to be $8.32 per share (see Non-GAAP reconciliation below).

Clearing Segment

The Clearing segment reported pre-tax income of $1.3 million on net revenues of $5.1 million for the fiscal 2015 first quarter, as compared to a pre-tax loss of $227,000 on net revenues of $4.7 million for the first quarter of fiscal 2014.

The 10 percent increase in Clearing segment net revenues for the fiscal 2015 first quarter, as compared to the first quarter of fiscal 2014, was primarily due to an increase in other revenue, driven by a $364,000 increase in third party servicing fees. Clearing fee revenue decreased $239,000, primarily due to a 19 percent decrease in the number of general securities tickets processed and an 8 percent decrease in the number of correspondents, as compared to last year’s quarter. These decreases were partially offset by a 10 percent increase in revenue per ticket to $13.90 in the first quarter of fiscal 2015, from $12.63 in the first quarter of fiscal 2014.

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SWS Reports First Quarter Fiscal 2015 Results / 3

Operating expenses in the Clearing segment decreased $1.0 million, or 21 percent, to $3.9 million for the fiscal 2015 first quarter, from $4.9 million for the same period last fiscal year. The largest contributor to the decrease was a $933,000 decline in operations and information technology expense, as compared to last fiscal year’s quarter.

Retail Segment

For the first quarter of fiscal 2015, the Retail segment reported pre-tax income of $2.5 million on net revenues of $27.8 million, as compared to pre-tax income of $2.3 million on net revenues of $29.8 million in the first quarter of fiscal 2014.

The $2.1 million decrease in Retail segment net revenues for the fiscal 2015 first quarter, as compared to the same period last fiscal year, was primarily due to a $2.2 million decline in commission revenues with decreases in both the Private Client Group and SWS Financial Services businesses. The decreases were driven by a reduction in the number of both employee and independent registered representatives, as well as an overall decline in customer activity. The decrease in commission revenues was partially offset by a $343,000 increase in other revenues, primarily due to an increase in third party servicing fees in the fiscal 2015 first quarter, as compared to the first quarter of fiscal 2014.

Operating expenses in the Retail segment decreased $2.3 million, or 9 percent, to $25.2 million for the fiscal 2015 first quarter, from $27.6 million for the fiscal 2014 first quarter. The largest contributor to the decrease was a $2.0 million decrease in commissions and other employee compensation expense, primarily due to reduced headcount and lower variable compensation on lower revenues in the quarter, as compared to the same period last fiscal year. In addition, operations and information technology expenses decreased $299,000, while occupancy, equipment and computer service costs decreased $228,000. Partially offsetting these decreases, was a $318,000 increase in advertising and promotional expense for the fiscal 2015 first quarter, as compared to the same period last fiscal year.

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SWS Reports First Quarter Fiscal 2015 Results / 4

Institutional Segment

The Institutional segment reported pre-tax income of $4.5 million on net revenues of $23.4 million for the fiscal 2015 first quarter, as compared to pre-tax income of $6.2 million on net revenues of $28.0 million for the first quarter of fiscal 2014.

The 16 percent decrease in Institutional segment net revenues was primarily due to a $3.9 million decline in net gains on principal transactions due to reduced trading activity, as compared to the same period last fiscal year, with the municipal finance business down $2.5 million and the taxable fixed income business down $1.4 million. In addition, investment banking and advisory fees decreased $888,000, primarily due to reduced underwriting transactions in the quarter, as compared to the same period last fiscal year, while tighter spreads and a decline in municipal new issue volume led to a $656,000 decrease in commissions revenue for the segment. Municipal finance commissions revenue declined $1.1 million, while taxable fixed income commissions revenue declined $849,000, as compared to last fiscal year’s first quarter. These decreases were partially offset by a $1.3 million increase in portfolio trading commissions revenue due to increased customer activity in the quarter. Net interest revenue in the segment increased $868,000 for the fiscal 2015 first quarter, as compared to the fiscal 2014 first quarter, primarily due to a 24 percent increase in the average stock borrowed portfolio balances and a 12 basis point increase in the net interest spread earned in the stock lending business.

Institutional segment operating expenses decreased 13 percent in the first quarter of fiscal 2015 to $18.9 million, from $21.8 million in the fiscal 2014 first quarter. The largest contributor to the decrease was a $2.6 million decline in commissions and other employee compensation due to staff reductions made in September 2013 and lower variable compensation paid on lower revenues in this year’s quarter.

Banking Segment

The Banking segment reported pre-tax income of $2.6 million on net revenues of $9.3 million for the fiscal 2015 first quarter, as compared to pre-tax income of $1.2 million on net revenues of $9.1 million for the fiscal 2014 first quarter.

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SWS Reports First Quarter Fiscal 2015 Results / 5

Operating expenses in the segment decreased $1.2 million, or 15 percent, primarily due to a $898,000 decrease in commissions and other employee compensation and a $194,000 decrease in regulatory assessments in the fiscal 2015 first quarter, as compared to the same period last fiscal year. The Company’s banking subsidiary, Southwest Securities, FSB (the “Bank”), recorded a $170,000 loan loss recapture in the fiscal 2015 first quarter, as compared to a $466,000 loan loss recapture in last fiscal year’s quarter.

At September 30, 2014, the Bank’s non-performing assets were $21.4 million, a decrease of 26.7 percent from $29.3 million at September 30, 2013. Total classified assets were $39.9 million at September 30, 2014, or 21.9 percent of capital plus allowance for loan losses, as compared to $58.7 million, or 32.6 percent of capital plus allowance for loan losses at September 30, 2013.

At September 30, 2014, the Bank’s Tier 1 (core) capital ratio was 14.5 percent and total risk-based capital ratio was 25.6 percent, compared to a Tier 1 (core) capital ratio of 13.5 percent and total risk-based capital ratio of 27.3 percent at September 30, 2013.

About SWS Group

SWS Group, Inc. is a Dallas-based holding company offering a broad range of investment and financial services through its subsidiaries. The Company’s common stock is listed and traded on the New York Stock Exchange under the symbol SWS. SWS Group, Inc. subsidiaries include Southwest Securities, Inc., SWS Financial Services, Inc., and Southwest Securities, FSB.

Important Information for Investors and Shareholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. Hilltop has filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 (Registration No. 333-196367) containing a definitive proxy statement of SWS that also constitutes a prospectus of Hilltop, and SWS and Hilltop will each file other documents with respect to the proposed transaction and the definitive proxy statement/prospectus will be mailed to shareholders of SWS. Investors and security holders of SWS are urged to read the definitive proxy statement/prospectus and other documents filed with the SEC carefully and in their entirety because they contain important information. Investors and security holders of SWS may obtain free copies of the registration statement and the definitive proxy statement/prospectus and other documents filed with the SEC by SWS or Hilltop through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by SWS are available free of charge on SWS’s internet website at www.swst.com or by contacting SWS’s Investor Relations Department at (214) 859-1800. Copies of the documents filed with the SEC by Hilltop are available free of charge on Hilltop’s internet website at www.hilltop-holdings.com or by contacting Hilltop’s Investor Relations Department at (214) 252-4029.

SWS, Hilltop, their respective directors and certain of their executive officers and other members of management and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of SWS is set forth in Amendment No. 1 to its Annual Report on Form 10-K for the year ended June 30, 2014, which was filed with the SEC on

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SWS Reports First Quarter Fiscal 2015 Results / 6

September 26, 2014. Information about the directors and executive officers of Hilltop is set forth in its most recent proxy statement, which was filed with the SEC on May 2, 2014. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the definitive proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Forward-Looking Statements

This news release contains forward-looking statements. Readers are cautioned that any forward-looking statements, including those predicting or forecasting future events or results, which depend on future events for their accuracy, embody projections or assumptions, or express the intent, belief or current expectations of the company or management, are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially as a result of various factors, some of which are out of the Company’s control, including, but not limited to, volume of trading in securities, volatility of securities prices and interest rates, liquidity in capital and credit markets, availability of lines of credit, customer margin loan activity, creditworthiness of the Company’s correspondents, trading counterparties and customers, demand for housing, general economic conditions, especially in Texas and New Mexico, changes in the commercial lending and regulatory environments and other factors discussed in the Company’s Amendment No. 1 to the Annual Report on Form 10-K/A and in the Company’s other reports filed with and available from the Securities and Exchange Commission.

Segment Results

(In thousands)

	Net Revenues		Pre-Tax Income
	Three Months Ended		Three Months Ended
	Sept. 30, 2014	Sept. 30, 2013	Sept. 30, 2014	Sept. 30, 2013
Clearing	$5,147	$4,674	$1,251	$(227)
Retail	27,760	29,838	2,519	2,251
Institutional	23,387	28,003	4,486	6,205
Bank	9,312	9,087	2,591	1,195
Other consolidated entities	(4,100)	(2,607)	(11,430)	(9,269)

Consolidated	$61,506	$68,995	$(583)	$155

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SWS Reports First Quarter Fiscal 2015 Results / 7

Non-GAAP Reconciliation: Estimated Tangible Book Value per share as of October 2, 2014

SWS has included the presentation of Estimated Tangible Book Value per share as of October 2, 2014. Estimated Tangible Book Value per share is a non-GAAP financial measure as defined in Item 10(e) of Regulation S-K. Estimated Tangible Book Value per share as of October 2, 2014 reflects book value per share less goodwill and does not take into account any change in book value that occurred between September 30, 2014 and October 2, 2014 other than the exercise of Hilltop’s warrant. While book value changes on a daily basis, we are not aware of any material changes to book value during that time period beyond what is depicted in the table below. SWS believes that the presentation of this non-GAAP financial measure provides useful information. While management believes this non-GAAP financial measure is useful in evaluating SWS, this information should be considered as supplemental in nature and not as a substitute for, or superior to, the related financial information prepared in accordance with GAAP.

Stockholders Equity as reported on 9/30/2014	355,411
Less: Goodwill as reported on 9/30/2014	(7,552)

Tangible Book Value as reported on 9/30/2014	347,859
Estimated effects of Hilltop (HTH) warrant exercise (10/2/2014)
Equity from HTH warrant exercise(1)	61,130
Loss on early extinguishment of debt(2)	(5,476)
Gain on early warrant exercise(2)	303
Write-off of deferred debt issuance costs(2)	(451)

Estimated increase in book value after HTH warrant exercise on 10/2/2014	55,506
Estimated Tangible Book Value at 10/2/2014	403,366

Common shares outstanding on 9/30/2014	39,454
Deferred compensation plan shares on 9/30/2014	308
Additional common shares issued to HTH on 10/2/2014	8,696

Estimated shares outstanding at 10/2/2014	48,458
Estimated Tangible Book Value per share at 10/2/2014(3)	$8.32

(1)	Represents the issuance of 8,695,652 shares to Hilltop at $7.03 per share upon exercise of its warrant.
(2)	Income statement items shown above reflect no tax expense.
(3)	The depiction above does not account for the remaining 2,173,913 warrant shares owned by Oak Hill.

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SWS Reports First Quarter Fiscal 2015 Results / 8

SWS GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Financial Condition

September 30, 2014 and June 30, 2014

(In thousands, except par values and share amounts)

	September 30, 2014	June 30, 2014
	(Unaudited)
Assets
Cash and cash equivalents	$107,543	$99,620
Assets segregated for regulatory purposes	181,982	190,240
Receivable from brokers, dealers and clearing organizations	2,240,439	1,992,941
Receivable from clients, net of allowances	250,256	253,579
Loans, net	650,174	614,356
Securities owned, at fair value	270,102	235,625
Securities held to maturity	11,482	12,549
Securities purchased under agreements to resell	74,961	72,582
Goodwill	7,552	7,552
Securities available for sale	447,473	494,848
Other assets	76,581	102,014

Total assets	$4,318,545	$4,075,906

Liabilities and Stockholders’ Equity
Short-term borrowings	$100,000	$59,000
Payable to brokers, dealers and clearing organizations	2,108,206	1,913,976
Payable to clients	350,731	354,494
Deposits	971,689	1,000,139
Securities sold under agreements to repurchase	48,948	39,343
Securities sold, not yet purchased, at fair value	160,296	121,355
Drafts payable	26,507	27,641
Advances from Federal Home Loan Bank	76,202	77,130
Long-term debt, net	55,655	87,769
Warrants	14,292	27,796
Other liabilities	50,608	57,391

Total liabilities	3,963,134	3,766,034
Commitments and contingencies
Stockholders’ equity:
Preferred stock of $1.00 par value. Authorized 100,000 shares; none issued	—	—
Common stock of $0.10 par value. Authorized 60,000,000 shares, issued 39,833,879 and outstanding 39,453,530 shares at September 30, 2014; issued 33,312,140 and outstanding 32,757,177 shares at June 30, 2014	3,983	3,331
Additional paid-in capital	368,723	324,480
Accumulated deficit	(10,746)	(10,439)
Accumulated other comprehensive income – unrealized holding loss, net of tax	(5,485)	(4,519)
Deferred compensation, net	3,265	3,189
Treasury stock (380,349 shares at September 30, 2014 and 554,963 shares at June 30, 2014, at cost)	(4,329)	(6,170)

Total stockholders’ equity	355,411	309,872

Total liabilities and stockholders’ equity	$4,318,545	$4,075,906

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SWS Reports First Quarter Fiscal 2015 Results / 9

SWS GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Comprehensive Loss

For the three months ended September 30, 2014 and 2013

(In thousands, except per share and share amounts)

(Unaudited)

	Three Months Ended September 30, 2014	Three Months Ended September 30, 2013
Revenues:
Net revenues from clearing operations	$2,053	$2,293
Commissions	27,648	30,523
Interest	23,471	21,174
Investment banking, advisory and administrative fees	11,266	11,315
Net gains on principal transactions	4,346	8,175
Other	5,512	6,563

Total revenue	74,296	80,043
Interest expense	12,790	11,048

Net revenues	61,506	68,995

Non-interest expenses:
Commissions and other employee compensation	44,824	52,563
Occupancy, equipment and computer service costs	7,237	7,752
Communications	3,005	3,348
Floor brokerage and clearing organization charges	1,274	1,112
Advertising and promotional	843	650
Recapture of provision for loan loss	(170)	(466)
Other	5,408	5,848

Total non-interest expenses	62,421	70,807

Other gains (losses):
Unrealized gain on warrants valuation	4,439	1,967
Loss on early extinguishment of debt	(4,107)	—

(Loss) income before income tax benefit	(583)	155
Income tax benefit	(276)	(168)

Net (loss) income	(307)	323
Net loss recognized in other comprehensive loss	(966)	(757)

Comprehensive loss	$(1,273)	$(434)

(Loss) earnings per share – basic
Net (loss) income	$(0.01)	$0.01

Weighted average shares outstanding – basic	33,461,302	32,952,684

(Loss) earnings per share – diluted
Net (loss) income	$(0.01)	$0.01

Weighted average shares outstanding – diluted	33,461,302	32,952,684

CONTACT:	Ben Brooks, Corporate Communications, 214.859.6351, bdbrooks@swst.com